SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  March 2, 2001


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification No.)
           of Incorporation)


     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 650-
                              6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)



Item 5.

On March 2, 2001 Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) announced it has entered into an agreement with UAL Corporation ("UAL"), parent of United Airlines, Inc. ("United") to acquire-through subsidiaries-the three regional airlines that are currently wholly-owned by US Airways Group, Inc. ("US Airways"). The three carriers are Allegheny Airlines, Piedmont Airlines and PSA Airlines. Closing of the acquisition from US Airways, which would be contingent upon and occur at the same time as closing of the proposed United/US Airways merger, is subject to regulatory approvals and to termination rights by UAL. A copy of the Transaction Term Sheet summarizing the Principal Terms and Conditions and a copy of the Company's press release issued March 2, 2001 are filed herein as Exhibit 99(a) and Exhibit 99(b) respectively.

The company's senior management team will hold a conference call for analysts to discuss the details of today's announcement at 10:30am Eastern time. A live webcast of the conference call will be available through the "For Investors" section of the Atlantic Coast website: www.atlanticcoast.com. The conference call will be available for replay through Thursday afternoon March 8, 2001.

In the March 2, 2001 press release, the Company also confirmed that, based on results to date, it is comfortable with the consensus earnings estimate of $0.21 (adjusted for the recent two-for-one stock split) for the first quarter and with the Company's previous EPS guidance of $1.00 to $1.12 (split-adjusted) for the full year.

Statements in this Form 8K, including the exhibits filed herein, regarding projections and expectations of future operations, earnings, revenues and costs represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors relating to the transaction announced above include, among others, UAL's termination rights, ability to reach agreement with UAL on the final purchase price, financing of the final purchase price, unanticipated unreimbursed costs, ability of the three companies to operate as fully independent corporations, ability to resolve any conflicting provisions in collective bargaining agreements obligating any company involved in the transaction, operational issues involving any of the three airlines, and the impact of these new operations on existing operations. Such factors with respect to Atlantic Coast generally, including the three companies to be acquired, include, among others, unexpected costs or delays in the continuing implementation of new service, adverse weather
conditions,   the   ability  to  hire   and   retain   employees,
satisfactory resolution of amendable union contracts, traffic congestion, flight reallocations, potential service disruptions due to work actions by employees of major airlines affiliated through  code  share arrangements, or public  reaction  to  media reports of such actions. These and other factors are more fully disclosed under the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the period ended September 30, 2000. Atlantic Coast undertakes no obligation to update any of the forward-looking information included in this release, whether as a result of new information, future events, changed expectations or otherwise.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.


Date:  March 2, 2001                    By:  /S/ David W. Asai
                              Title:    Vice President Finance
                                   and Controller
                                   (Principal Accounting Officer)